Exhibit 99.1

PRESS RELEASE
4/25/24
Carlisle Companies Reports First Quarter Results
SCOTTSDALE, ARIZONA, April 25, 2024 - Carlisle Companies Incorporated (NYSE:CSL) today announced its first quarter 2024 financial results.
•Diluted EPS of $3.52 and adj. EPS of $3.72, an increase of 85% YoY
◦Revenue of $1.1 billion, an increase of 23% YoY
◦Operating margin of 20.5% and adj. EBITDA margin of 24.2%, expanded 530 bps YoY
•CCM expanded adj. EBITDA margin by 510 bps on 36% YoY sales growth
•CWT delivered adj. EBITDA margin expansion of 370 bps on 1% lower sales
•Signed definitive agreements to sell CIT and acquire MTL
•Raising 2024 outlook to include ~10% revenue growth and >100 bps margin expansion

Comments from Chris Koch, Chair, President and Chief Executive Officer
"We were pleased with our overall sales growth and margin expansion during the first quarter which reinforces the underlying themes and key strategies we have outlined in Vision 2030. While still early in the year, our general market feedback indicates the overall construction markets we participate in will have a productive 2024 season. Growing re-roof activity from pent-up demand, favorable weather conditions fostering healthy construction activity, and normalized customer inventory levels all positively impacted our first quarter efforts. We are pleased that the margin expansion delivered in the second half of 2023 continues as we benefit from synergies from the Henry integration, our on-going COS initiatives, and operating efficiencies on higher volumes. Pricing continues to be in-line with our expectations, and we are optimistic on pricing for the balance of the year based on the recent price increases in the industry.
“After announcing our Vision 2030 plan in December of last year, we took the final step in delivering on our commitment to becoming a pure play building products company with the announced sale of CIT in January for approximately $2 billion to Amphenol. Furthermore, in March, we announced the signing of an agreement to acquire MTL, a specialty manufacturer of high-performance metal edge and wall systems. Both actions reinforce our commitment to our pure play building products strategy, our philosophy of superior capital allocation, and ultimately driving best-in-class ROIC. We are very excited with the planned acquisition of MTL which aligns seamlessly with Carlisle’s Vision 2030 strategy to invest in and enhance our building envelope product portfolio.
“Continuing with our capital allocation theme, as part of our plan to repurchase $1.4 billion of shares in 2024, we deployed $150 million in the first quarter to share repurchases.
“As we move through the rest of 2024, we are excited to continue to share the Vision 2030 story and discuss the value creation opportunity unlocked by our transition to a pure play building products portfolio. As mentioned earlier, our Q1 performance demonstrated many of the themes we discussed in our Vision 2030 presentation, including being well-positioned to leverage mega-trends in energy efficiency, labor savings, and growing re-roof demand within the building envelope marketplace. With this in mind and in combination with the strength of our first quarter results, we are increasing our full year 2024 outlook to approximately 10% revenue growth with adjusted EBITDA margins expanding by at least 100 basis points."

First Quarter 2024 Financial Summary

	Three Months Ended March 31,
(in millions, except per share amounts)	2024	2023	Change %
Revenues	$1,096.5	$892.6	22.8%
Operating income	225.2	120.7	86.6%
Operating margin	20.5%	13.5%	700 bps
Income from continuing operations	170.9	83.6	104.4%
Adjusted EBITDA	265.5	168.6	57.5%
Adjusted EBITDA margin	24.2%	18.9%	530 bps
Diluted EPS	3.52	1.61	118.6%
Adjusted diluted EPS	3.72	2.01	85.1%
First Quarter 2024 Segment Highlights
Carlisle Construction Materials ("CCM")
•Revenue of $784 million, increased 36.0% (+35.9% organic) year-over-year, driven by the end of channel destocking, growing re-roof activity and favorable weather.
•Operating income was $211 million and adjusted EBITDA was $227 million, up 65.8% year-over-year, reflecting an adjusted EBITDA margin of 28.9%. The 510 basis point increase was driven by strong operating leverage on higher revenues as well as operating efficiencies through COS.
Carlisle Weatherproofing Technologies ("CWT")
•Revenue of $313 million, declined 1.2% (-2.5% organic) primarily due to lower pricing.
•Operating income was $42 million and adjusted EBITDA was $65 million, up 20.0% year-over-year reflecting an adjusted EBITDA margin of 20.7%. The 370 basis point increase was driven by strategic sourcing, execution of COS, and realized synergies from the Henry acquisition.
Cash Flow
Operating cash flow from continuing operations for the three months ended March 31, 2024, was $156 million, an increase of $33 million versus the prior year. Free cash flow from continuing operations was $132 million, an increase of $42 million versus the prior year (defined as cash provided by operating activities less capital expenditures and comprised of continuing operations). This increase was driven by higher income from operations more than offsetting an increase in working capital uses, as a result of the increase in revenues.
During the three months ended March 31, 2024, we deployed $150 million toward share repurchases and paid $42 million in cash dividends. As of March 31, 2024, we had 6.9 million shares available for repurchase under our share repurchase program with $553 million of cash and cash equivalents and $1 billion of availability under our revolving credit facility.
2024 Outlook
•FY 2024 revenues to increase ~10%
◦CCM - FY 2024 revenues to increase low double digits
◦CWT - FY 2024 revenues to increase mid single digits
•Adjusted EBITDA margins expanding >100 bps

Conference Call and Webcast
Carlisle will discuss first quarter 2024 results on a conference call at 5:00 p.m. ET today. The call can be accessed via webcast, along with related materials, at www.carlisle.com/investors/events-and-presentations and via telephone as follows:
Domestic toll free: 800-549-8228
International: 646-564-2877
Conference ID: 27308
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use words such as "expect," "foresee," "anticipate," "believe," "project," "should," "estimate," "will," "plans," "intends," "forecast," and similar expressions, and reflect our expectations concerning the future. Such statements are made based on known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs that cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; the ability to meet our goals relating to our intended reduction of greenhouse gas emissions, including our net zero commitments; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the identification of strategic acquisition targets and our successful completion of any transaction and integration of our strategic acquisitions; our successful completion of strategic dispositions; the cyclical nature of our businesses; the impact of information technology, cybersecurity or data security breaches at our businesses or third parties; the outcome of pending and future litigation and governmental proceedings; the emergence or continuation of widespread health emergencies such as the COVID-19 pandemic, including, for example, expectations regarding their impact on our businesses, including on customer demand, supply chains and distribution systems, production, our ability to maintain appropriate labor levels, our ability to ship products to our customers, our future results, or our full-year financial outlook; and the other factors discussed in the reports we file with or furnish to the Securities and Exchange Commission from time to time. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets and general domestic and international economic conditions, including inflation and interest rate and currency exchange rate fluctuations. Further, any conflict in the international arena, including the Russian invasion of Ukraine and war in the Middle East, may adversely affect general market conditions and our future performance. Any forward-looking statement speaks only as of the date on which that statement is made, and we undertake no duty to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

Non-GAAP Disclosure
Carlisle reports its financial results in accordance with the U.S. generally accepted accounting principles (GAAP). This press release also contains certain financial measures such as adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, organic revenue, return on invested capital (ROIC) and free cash flow that are not recognized under GAAP. Management believes that adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, organic revenue and ROIC are useful to investors because they allow for comparison to Carlisle’s and its segments' performance in prior periods without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. Management also believes free cash flow is useful to investors as an additional way of viewing Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle’s businesses and evaluate Carlisle’s performance relative to similarly-situated companies. Reconciliations of these measures to amounts reported in Carlisle's consolidated financial statements are in the supplemental schedules of this press release. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Carlisle is not providing reconciliations for forward-looking non-GAAP financial measures because Carlisle does not provide GAAP financial measures on a forward-looking basis as Carlisle is unable to predict with reasonable certainty the ultimate outcome of adjusted items with unreasonable effort. There items are uncertain, depend on various factors, and could be material to Carlisle's financial results computed in accordance with GAAP.
About Carlisle Companies Incorporated
Carlisle Companies Incorporated is a leading supplier of innovative building envelope products and solutions for more energy efficient buildings. Through its building products businesses – Carlisle Construction Materials ("CCM") and Carlisle Weatherproofing Technologies ("CWT") – and family of leading brands, Carlisle delivers innovative, labor-reducing and environmentally responsible products and solutions to customers through the Carlisle Experience. Carlisle is committed to generating superior shareholder returns and maintaining a balanced capital deployment approach, including investments in our businesses, strategic acquisitions, share repurchases and continued dividend increases. Leveraging its culture of continuous improvement as embodied in the Carlisle Operating System ("COS"), Carlisle has committed to achieving net-zero greenhouse gas emissions by 2050.

CONTACT:	Mehul Patel
Vice President, Investor Relations
(310) 592-9668
mpatel@carlisle.com
* EPS referenced in this release is from continuing operations unless otherwise noted.

Carlisle Companies Incorporated
Unaudited Consolidated Statements of Income

	Three Months Ended March 31,
(in millions, except per share amounts)	2024	2023
Revenues	$1,096.5	$892.6

Cost of goods sold	697.6	621.4
Selling and administrative expenses	166.8	142.2
Research and development expenses	9.2	6.8
Other operating (income) expense, net	(2.3)	1.5
Operating income	225.2	120.7
Interest expense, net	18.6	18.8
Interest income	(7.9)	(4.5)
Other non-operating income, net	(0.3)	(1.0)
Income from continuing operations before income taxes	214.8	107.4
Provision for income taxes	43.9	23.8
Income from continuing operations	170.9	83.6

Discontinued operations:
Income before income taxes	21.9	21.2
Provision for income taxes	0.5	3.1
Income from discontinued operations	21.4	18.1
Net income	$192.3	$101.7

Basic earnings per share attributable to common shares:
Income from continuing operations	$3.57	$1.63
Income from discontinued operations	0.45	0.36
Basic earnings per share	$4.02	$1.99

Diluted earnings per share attributable to common shares:
Income from continuing operations	$3.52	$1.61
Income from discontinued operations	0.45	0.35
Diluted earnings per share	$3.97	$1.96

Average shares outstanding:
Basic	47.8	51.1
Diluted	48.4	51.7

Dividends declared and paid per share	$0.85	$0.75

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(in millions)	2024	2023
Net cash provided by operating activities	$163.5	$149.6

Investing activities:
Capital expenditures	(32.5)	(40.2)
Investment in securities	0.2	0.5
Other investing activities, net	0.3	8.0
Net cash used in investing activities	(32.0)	(31.7)

Financing activities:
Repurchases of common stock	(150.0)	(50.0)
Dividends paid	(41.5)	(38.9)
Proceeds from exercise of stock options	42.5	4.8
Withholding tax paid related to stock-based compensation	(16.2)	(9.9)
Other financing activities, net	(0.9)	(0.8)
Net cash used in financing activities	(166.1)	(94.8)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(0.7)	0.8
Change in cash and cash equivalents	(35.3)	23.9
Less: change in cash and cash equivalents of discontinued operations	(11.2)	2.5
Cash and cash equivalents at beginning of period	576.7	364.7
Cash and cash equivalents at end of period	$552.6	$386.1

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	March 31, 2024	December 31, 2023
Cash and cash equivalents	$552.6	$576.7
Long-term debt, including current portion	2,289.7	2,289.4
Total stockholders' equity	2,859.3	2,829.0

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Organic Revenue
Organic revenue (defined as revenue excluding acquired revenues within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar) is intended to provide investors and others with information about Carlisle's and its segments' recurring operating performance. This information differs from revenue determined in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' organic revenue follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended March 31,
(in millions, except percentages)	CSL		CCM		CWT
2023 Revenues (GAAP)	$892.6		$576.0		$316.6
Organic	199.2	22.3%	207.1	35.9%	(7.9)	(2.5)%
Acquisitions	4.0	0.4%	—	—%	4.0	1.2%
FX impact	0.7	0.1%	0.5	0.1%	0.2	0.1%
Total change	203.9	22.8%	207.6	36.0%	(3.7)	(1.2)%
2024 Revenues (GAAP)	$1,096.5		$783.6		$312.9
Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Free Cash Flow
Free cash flow is intended to provide investors and others with information about Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. This information differs from operating cash flow determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's free cash flow follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended March 31,
(in millions)	2024	2023
Operating cash flow (GAAP)	$163.5	$149.6
Less: operating cash flow from discontinued operations	7.5	26.5
Operating cash flow from continuing operations	$156.0	$123.1

Capital expenditures (GAAP)	$(32.5)	$(40.2)
Less: capital expenditures from discontinued operations	(8.5)	(6.8)
Capital expenditures from continuing operations	$(24.0)	$(33.4)

Operating cash flow from continuing operations	$156.0	$123.1
Capital expenditures from continuing operations	(24.0)	(33.4)
Free cash flow from continuing operations	$132.0	$89.7

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin
Earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA margin are intended to provide investors and others with information about Carlisle's and its segments' performance without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle's businesses and evaluate Carlisle's performance relative to similarly-situated companies. This information differs from net income and operating income determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' EBIT, adjusted EBIT, adjusted EBITDA and adjusted EBITDA margin follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended March 31,
(in millions, except percentages)	2024	2023
Net income (GAAP)	$192.3	$101.7
Less: Income from discontinued operations (GAAP)	21.4	18.1
Income from continuing operations (GAAP)	170.9	83.6
Provision for income taxes	43.9	23.8
Interest expense, net	18.6	18.8
Interest income	(7.9)	(4.5)
EBIT	225.5	121.7
Exit and disposal, and facility rationalization costs	0.5	2.3
Inventory step-up amortization and transaction costs	0.6	1.6
Impairment charges	—	0.9
Losses from acquisitions and disposals	—	3.9
Gains from litigation	—	(0.2)
Total non-comparable items	1.1	8.5
Adjusted EBIT	226.6	130.2
Depreciation	16.5	16.1
Amortization	22.4	22.3
Adjusted EBITDA	$265.5	$168.6
Divided by:
Total revenues	$1,096.5	$892.6
Adjusted EBITDA margin	24.2%	18.9%

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended March 31, 2024
(in millions, except percentages)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$211.2	$42.2	$(28.2)
Non-operating expense (income), net(1)	0.4	—	(0.7)
EBIT	210.8	42.2	(27.5)
Exit and disposal, and facility rationalization costs	—	0.5	—
Inventory step-up amortization and transaction costs	—	—	0.6
(Gains) losses from acquisitions and disposals	(0.1)	0.1	—
Total non-comparable items	(0.1)	0.6	0.6
Adjusted EBIT	210.7	42.8	(26.9)
Depreciation	12.0	4.1	0.4
Amortization	4.1	17.8	0.5
Adjusted EBITDA	$226.8	$64.7	$(26.0)
Divided by:
Total revenues	$783.6	$312.9	$—
Adjusted EBITDA margin	28.9%	20.7%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

	Three Months Ended March 31, 2023
(in millions, except percentages)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$122.4	$24.1	$(25.8)
Non-operating income, net(1)	(0.1)	(0.2)	(0.7)
EBIT	122.5	24.3	(25.1)
Exit and disposal, and facility rationalization costs	0.1	2.2	—
Inventory step-up amortization and transaction costs	—	—	1.6
Impairment charges	—	0.9	—
(Gains) losses from acquisitions and disposals	(0.2)	4.1	—
Gains from litigation	—	—	(0.2)
Total non-comparable items	(0.1)	7.2	1.4
Adjusted EBIT	122.4	31.5	(23.7)
Depreciation	10.3	4.8	1.0
Amortization	4.1	17.6	0.6
Adjusted EBITDA	$136.8	$53.9	$(22.1)
Divided by:
Total revenues	$576.0	$316.6	$—
Adjusted EBITDA margin	23.8%	17.0%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted Diluted EPS
Adjusted net income and adjusted diluted earnings per share is intended to provide investors and others with information about Carlisle's performance without the effect of items that, by their nature, tend to obscure Carlisle's core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. This information differs from net income and diluted earnings per share determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's adjusted net income and adjusted diluted earnings per share follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$192.3	$3.97		$101.7	$1.96
Less: Income from discontinued operations (GAAP)		21.4	0.45		18.1	0.35
Income from continuing operations (GAAP)		170.9	3.52		83.6	1.61
Exit and disposal, and facility rationalization costs	0.5	0.3	0.01	2.3	1.8	0.03
Inventory step-up amortization and transaction costs	0.6	0.5	0.01	1.6	1.2	0.02
Impairment charges	—	—	—	0.9	0.7	0.01
Losses from acquisitions and disposals	—	—	—	3.9	2.9	0.06
Gains from litigation	—	—	—	(0.2)	(0.1)	—
Acquisition-related amortization(3)	21.0	15.8	0.32	21.0	15.8	0.31
Discrete tax items(4)	—	(7.0)	(0.14)	—	(1.7)	(0.03)
Total adjustments		9.6	0.20		20.6	0.40
Adjusted net income		$180.5	$3.72		$104.2	$2.01
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, excess tax benefits from stock compensation, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.